Exhibit 4.4

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AND FUNDING AGREEMENT

by and among

OLIN CORPORATION

as Borrower

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION

as Administrative Agent

and

PNC CAPITAL MARKETS LLC

as Lead Arranger and Sole Bookrunner

Dated as of December 27, 2010

FIRST AMENDMENT TO AMENDED AND RESTATED
FUNDING AND CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FUNDING AND CREDIT AGREEMENT (as hereafter amended, the “Amendment”) is dated as of December 27, 2010, and is made by and among OLIN CORPORATION, a Virginia corporation (the “Borrower”), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

R E C I T A L S:

A.           The Industrial Development Authority of Washington County, an Alabama public corporation (the “AL Issuer”), issued and sold its Gulf Opportunity Revenue Bonds (Olin Corporation Project), Series 2010A in the aggregate principal amount of $50,000,000 (the “AL-A Bonds”) and its Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B in the aggregate principal amount of $20,000,000 (the “AL-B Bonds” and together with the AL-A Bonds, the “AL Bonds”).

B.           The AL Issuer loaned the proceeds of the AL Bonds to the Borrower (the “AL Loan”), and the Borrower is obligated to repay the AL Loan, pursuant to the Loan Agreement dated as of October 1, 2010 between the Issuer and the Borrower (the “AL Loan Agreement”).

C.           To evidence the Borrower’s obligation to repay the AL Loan, the Borrower has executed and delivered promissory notes of the Borrower to the AL Issuer (the “AL Bond Notes”), which have been assigned to the Administrative Agent for the ratable benefit of the Lenders hereunder.

D.           The Borrower requested that the Lenders purchase the AL Bonds.

E.           Pursuant to the Borrower’s request, the Lenders agreed to purchase the AL Bonds up to each Lender's Bond Purchase Commitment (as defined in the hereinafter defined Agreement) under the terms and conditions set forth in the Funding and Credit Agreement dated as of October 14, 2010 by and among the Borrower, the Lenders and the Administrative Agent (the “Original Agreement”).

F.           The Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi (the “MS Issuer”) issued and sold its Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010 in the aggregate principal amount of $42,000,000 (the “MS Bonds”).

G.           The MS Issuer loaned the proceeds of the MS Bonds to the Borrower (the “MS Loan”), and the Borrower is obligated to repay the MS Loan, pursuant to the Loan Agreement dated as of December 1, 2010 between the MS Issuer and the Borrower (the “MS Loan Agreement”).

H.           To evidence the Borrower’s obligation to repay the MS Loan, the Borrower executed and delivered a promissory note of the Borrower to the MS Issuer (the “MS Bond Note”), which has been assigned to the Administrative Agent for the ratable benefit of the Lenders hereunder.

I.           The Borrower has requested that the Lenders purchase the MS Bonds.

J.           Pursuant to the Borrower’s request, the Lenders agreed to purchase the MS Bonds up to each Lender's Bond Purchase Commitment under the terms and conditions set forth in the Amended and Restated Funding and Credit Agreement dated as of December 9, 2010 by and among the Borrower, the Lenders and the Administrative Agent (the “Amended and Restated Agreement” and together with this Amendment, the “Agreement”), which amended and restated the Original Agreement in its entirety.

K.           The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, a Tennessee public corporation (the “TN Issuer” and together with the AL Issuer and the MS Issuer, the “Issuers” and individually, an “Issuer”), has proposed to issue and sell its Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010 in the aggregate principal amount of $41,000,000 (the “TN Bonds” and together with the AL Bonds and the MS Bonds, the “Bonds”).

L.           The TN Issuer shall loan the proceeds of the TN Bonds to the Borrower (the “TN Loan” and together with the AL Loan and the MS Loan, the “Loan”), and the Borrower shall be obligated to repay the TN Loan, pursuant to the Loan Agreement dated as of December 27, 2010 between the TN Issuer and the Borrower (the “TN Loan Agreement”).

M.           To evidence the Borrower’s obligation to repay the TN Loan, the Borrower has executed and delivered a promissory note of the Borrower to the TN Issuer (the “TN Bond Note” and together with the AL Bond Notes and the MS Bond Note, the “Bond Notes”), which has been assigned to the Administrative Agent for the ratable benefit of the Lenders hereunder.

N.           The Borrower has requested that the Lenders purchase the TN Bonds pursuant to Section 2.09 of the Agreement.

O.           Pursuant to the Borrower’s request, the Lenders are willing to purchase the TN Bonds and increase the Lender’s Bond Purchase Commitment under the terms and conditions set forth in the Agreement.

The Borrower, the Lenders and the Administrative Agent have agreed to certain amendments to the Amended and Restated Agreement and desire to acknowledge such amendment to the Amended and Restated Agreement through the execution and delivery of this Amendment.

AGREEMENT

1.           Recitals.  The foregoing Recitals are accurate and made a part of this Amendment.

2.           Capitalized Terms.  Any capitalized terms used in this Amendment without definition shall have such meaning as set forth in the Amendment and Restated Agreement.

3.           Amended and Restated Sections.

a.           Section 1.01 of the Amended and Restated Agreement is hereby amended by adding the following definitions:

“TN Indenture” means the Trust Indenture dated as of December 27, 2010 between the TN Issuer and the Trustee.

“TN Loan Agreement” means the Loan Agreement dated as of December 27, 2010 between the TN Issuer and the Borrower.

b.           Section 1.01 of the Amended and Restated Agreement is hereby amended by amending and restating the following definitions:

“Closing Date” shall mean the Business Day on which a series of Bonds are issued and purchased by the Lenders, which shall be October 14, 2010 with respect to the AL Bonds, December 9, 2010 with respect to the MS Bonds and December 27, 2010 with respect to the TN Bonds.

“Indentures” means collectively the AL Indenture, the MS Indenture and the TN Indenture.

“Initial Direct Purchase Rate Period” means, with respect to the AL Bonds, the MS Bonds and the TN Bonds, that period of time commencing on the date of initial delivery of the AL Bonds through and including October 31, 2015.

 “Loan Agreements” means collectively, the AL Loan Agreement, the MS Loan Agreement and the TN Agreement.

“Majority Lenders” shall mean, on any date of determination, Lenders (excluding each Defaulting Lender) whose Bond Purchase Commitments aggregate at least 51% of the aggregate of all Lenders’ Bond Purchase Commitments.  For the avoidance of doubt, when used in connection with any amendment or approval in connection with a specific series of Bonds, “Majority Lenders” shall be determined by taking into account only those Lenders’ Bond Purchase Commitments with respect to such specific series of Bonds and in all other circumstances,  Majority Lenders shall be determined by taking into account Lenders’ Bond Purchase Commitments of all series of Bonds.

“Payment Date” shall mean the first Business Day of each month commencing on November 1, 2010 with respect to the AL Bonds, January 3, 2011 with respect to the MS Bonds and the TN Bonds, the Optional Tender Date or the Mandatory Tender Date, as the case may be, the date of maturity of the Bonds or the date of acceleration of the Bonds.

c.           Section 2.01 of the Amended and Restated Agreement is hereby amended by adding clause (c) thereto.

(c)           TN Bonds.  The TN Bonds are further described as follows: (a) the TN Issuer has proposed to issue and sell the TN Bonds in the maximum aggregate principal amount of $41,000,000, (b) the TN Issuer will issue the TN Bonds pursuant to the TN Indenture; (c) the TN Bonds will be secured by the TN Indenture; and (d) the TN Bonds will be issued as a “draw-down loan” as described in Section 1.150-1(c)(4) of the Treasury Regulations whereby during the Draw Down Period, the Borrower, on behalf of the TN Issuer, may request that the Outstanding Principal Amount of the TN Bonds be increased by requesting an Advance pursuant to the terms and conditions set forth in this Agreement.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, each Lender severally agrees to purchase the TN Bonds and make Advances pursuant to the terms and conditions set forth in Section 2.06 hereof.  The Outstanding Principal Amount of TN Bonds shall be equal to 100% of the amount of all Advances made pursuant to Section 2.06 hereof during the Draw Down Period less any repayments of principal; provided that after giving effect to each Advance the Outstanding Principal Amount of TN Bonds purchased by such Lender shall not exceed such Lender’s Bond Purchase Commitment.

         d.           Section 2.03 of the Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

SECTION 2.03.  Optional Tender of the Bonds.  Each Lender acknowledges that the Bonds are subject to optional tender by each Lender for purchase by the Borrower, on the Business Day immediately succeeding the conclusion of each Direct Purchase Rate Period (initially November 1, 2015) (each, a “Purchase Date”) at a purchase price of 100% of the Outstanding Principal Amount of Bonds held by such Lender plus accrued and unpaid interest to the Purchase Date.  To exercise such option to tender such Lender’s Bonds on a Purchase Date, such Lender must provide written notice in strict compliance with Section 6.4 of the Indenture to the Borrower and the required parties set forth therein.  Upon exercise of such option, the Borrower shall be required to purchase, or cause the purchase of, the Bonds from such Lender on the Purchase Date.  Upon receipt of the Outstanding Principal Amount of Bonds held by such Lender and accrued and unpaid interest thereon to the Purchase Date, such Lender shall cause the transfer of its Bonds and assign all of its rights thereunder to the Borrower or its assigns.  Each Lender hereby acknowledges that if it does not exercise its option to tender its Bonds at the end of the Initial Direct Purchase Rate Period, the earliest it would be afforded the option to tender its Bonds would be at the end of the next succeeding Direct Purchase Rate Period.

e.    Schedule 2 to the Amended and Restated Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

4.   Additional Bond Purchase Commitments.  The Borrower acknowledges that the Lenders’ agreement to purchase the TN Bonds has been in accordance and pursuant to Section 2.09 of the Agreement.  Subsequent to the issuance of the TN Bonds and the Lenders’ purchase of the TN Bonds in accordance with the Agreement, Section 2.09 of the Agreement shall be of no further effect.

5.   Effect.  Except as specifically amended or supplemented pursuant to this Amendment, the Amended and Restated Agreement continues in full force and effect as originally written.  All references in the Amended and Restated Agreement to “this Agreement” shall mean the Amended and Restated Agreement as supplemented and amended by this Amendment.

6.   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO

AMENDED AND RESTATED FUNDING AND CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

OLIN CORPORATION		PNC BANK, NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By:	/s/ Stephen C. Curley	By:	/s/ Thomas S. Sherman
Name:	Stephen C. Curley	Name:	Thomas S. Sherman
Title:	Vice President and Treasurer	Title:	Senior Vice President

WELLS FARGO BANK, N.A.		BANK OF AMERICA, N.A.

By:	/s/ Dan Van Aken	By:	/s/ Jeffrey J. McLaughlin
Name:	Dan Van Aken	Name:	Jeffrey J. McLaughlin
Title:	Director	Title:	Senior Vice President

THE NORTHERN TRUST COMPANY		BRANCH BANKING AND TRUST COMPANY

By:	/s/ Roger McDougal	By:	/s/ R. Eric Searls
Name:	Roger McDougal	Name:	R. Eric Searls
Title:	Senior Vice President	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION		BANK OF OKLAHOMA, N.A.

By:	/s/ Michael P. Dickman	By:	/s/ Bershunda J. Burnett
Name:	Michael P. Dickman	Name:	Bershunda J. Burnett
Title:	Vice President	Title:	Vice President

EXHIBIT A

SCHEDULE 2

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment Bond Purchase	Ratable Share
Name: PNC Bank, National Association Address: PNC Firstside Center 500 First Avenue, 5th Floor Pittsburgh, PA 15219 Attention: Carrie Ann Gary Telephone: (412) 768-5439 Telecopy: (412) 705-2006	AL-A Bonds $11,365,000 AL-B Bonds $4,546,000 MS Bonds $843,000 TN Bonds $13,246,000	22.73% 22.73% 2.01% 32.31%
Name: Wells Fargo Bank, N.A. Address: 230 W. Monroe Street 29th Floor, Suite 2900 Chicago, IL 60606-4703 Attention: Siamak Saidi Telephone: (312) 845-4523 Telecopy: (312) 553-4783	AL-A Bonds $9,090,000 AL-B Bonds $3,636,000 MS Bonds $7,274,000 TN Bonds $0	18.18% 18.18% 17.32% 0%
Name: Bank of America, N.A. Address: 100 Federal Street MA5-100-09-04 Boston, MA 02110 Attention: Jeffrey McLaughlin Telephone: (617) 434-8332 Telecopy: (617) 434-8426	AL-A Bonds $9,090,000 AL-B Bonds $3,636,000 MS Bonds $7,729,000 TN Bonds $7,545,000	18.18% 18.18% 18.40% 18.40%

Name: Northern Trust Corporation Address: 50 S. LaSalle Street Chicago, IL 60603 Attention: Rick Gomez Telephone: (312) 444-3090 Telecopy: (312) 557-1425	AL-A Bonds $6,820,000 AL-B Bonds $2,728,000 MS Bonds $5,452,000 TN Bonds $0	13.64% 13.64% 12.98% 0%
Name:  Branch Banking and Trust Company
Address:        200 West 2nd Street, 16th Floor
Winston-Salem, NC  27101
Attention:      R. Eric Searls
Telephone:  (336) 733-2741
Telecopy:    (336) 733-2740

Name:  U.S. Bank National Association
Address:        425 Walnut Street
CN-OH-W8
Cincinnati, OH  45202
Attention:      Michael Dickman
Telephone:  (513) 632-3002
Telecopy:    (513) 632-4894

Name:  Bank of Oklahoma, N.A.
Address:        P.O. Box 2300, 8W
Tulsa, OK  74102-2300
Attention:      Bershunda J. Burnett
Telephone:  (918) 588-6425
Telecopy:    (918) 295-0400

AL-A Bonds
$4,545,000

AL-B Bonds
$1,818,000

MS Bonds
$9,430,000

TN Bonds
$9,207,000

AL-A Bonds
$4,545,000

AL-B Bonds
$1,818,000

MS Bonds
$4,371,000

TN Bonds
$4,266,000

AL-A Bonds
$4,545,000
AL-B Bonds
$1,818,000

MS Bonds
$6,901,000

TN Bonds
$6,736,000

9.09% 9.09% 22.45% 22.46% 9.09% 9.09% 10.41% 10.40% 9.09% 9.09% 16.43% 16.43%

TOTALS	AL-A Bonds $50,000,000 AL-B Bonds $20,000,000 MS Bonds $42,00,000 TN Bonds $41,000,000